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Exhibit 23.1

Independent Auditors' Consent


We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Registration Statement No. 333-36642 of Powerwave Technologies, Inc. on Form S-3 of our report dated January 18, 2000, appearing in the Annual Report on Form 10-K of Powerwave Technologies, Inc. for the year ended January 2, 2000, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

DELOITTE & TOUCHE LLP


Costa Mesa, California
August 24, 2000